Exhibit 1

LOANDEPOT, INC.

REGISTRATION RIGHTS AGREEMENT

February 16, 2021

i

LOANDEPOT, INC.

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made as of February 16, 2021, among loanDepot, Inc., a Delaware corporation (the “Company”), LD Holdings Group LLC, a Delaware limited liability company (“LD Holdings”), and (i) each of the investors listed on the Schedule of Parthenon Investors attached hereto (the “Parthenon Investors”) and (ii) each of the investors listed on the Schedule of Hsieh Investors attached hereto (the “Hsieh Investors”) and each other Person that acquires Class A Shares from the Company (including, without limitation, Class A Shares that are issuable by means of an exchange of Holdco Units and Class B Shares or Class C Shares, as applicable, by such Person pursuant to the terms of the Holdings LLC Agreement, or Class D Shares) after the date hereof and becomes a party to this Agreement by the execution and delivery of a Joinder (collectively, the “Other Investors”). Except as otherwise specified herein, all capitalized terms used in this Agreement are defined in Section 1.

WHEREAS, on February 11, 2021, the Company and LD Investment Holdings, Inc., a Delaware corporation (“Parthenon Blocker”), entered into a series of transactions in connection with the initial Public Offering by the Company of Class A Shares (the “loanDepot IPO”), pursuant to which, as of the date hereof, Parthenon Blocker has merged into the Company, with the Company remaining as the surviving corporation (the “Merger”). As a result of such Merger, funds affiliated with Parthenon Capital Partners (the “Parthenon Stockholders”) exchanged all of the equity interests of Parthenon Blocker in return for Class D Shares.

WHEREAS, as of the date hereof, the loanDepot IPO has been completed.

WHEREAS, reference is hereby made to the Fourth Amended and Restated Limited Liability Company Agreement of LD Holdings, dated as of February 11, 2021, as may be amended and/or restated from time to time (the “Holdings LLC Agreement”).

WHEREAS, reference is hereby made to the Stockholders Agreement, dated as of February 16, 2021 (the “Stockholders Agreement”), by and among the Company, LD Holdings and the unitholders party thereto.

WHEREAS, as a result of the Merger and the completion of the loanDepot IPO, as of the date hereof (i) the Company owns a certain number of LD Holdings’ issued and outstanding Holdco Units, which is equal to the number of Class A Shares, Class B Shares, Class C Shares and Class D Shares that are issued and outstanding (including Class A Shares sold in the loanDepot IPO and Class D Shares issued to the Parthenon Stockholders in connection with the Merger) and (ii) certain of the other members of LD Holdings own the remaining issued and outstanding Holdco Units.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:

Section 1. Definitions As used herein, the following terms shall have the following meanings.

“Acquired Class A Shares” has the meaning set forth in Section 9.

“Affiliate” of any Person means any other Person controlled by, controlling or under common control with such Person; provided that the Company and its Subsidiaries shall not be deemed to be Affiliates of any holder of Registrable Securities. As used in this definition, “control” (including, with its correlative meanings, “controlling,” “controlled by” and “under common control with”) shall mean possession, directly or indirectly, of power to direct or cause the direction of management or policies (whether through ownership of securities, by contract or otherwise). With respect to any Person who is an individual, “Affiliates” shall also include, without limitation, any member of such individual’s Family Group.

“Agreement” has the meaning set forth in the preamble.

“Automatic Shelf Registration Statement” has the meaning set forth in Section 2(a).

“Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests or equivalents in capital stock of such corporation (whether voting or nonvoting and whether common or preferred) and (ii) with respect to any Person that is not a corporation, individual or governmental entity, any and all partnership, membership, limited liability company or other equity interests of such Person that confer on the holder thereof the right to receive a share of the profits and losses of, or the distribution of assets of, the issuing Person, including in each case any and all warrants, rights (including conversion and exchange rights) and options to purchase any of the foregoing.

“Class A Shares” means shares of the Company’s Class A common stock, par value $0.001 per share.

“Class B Shares” means shares of the Company’s Class B common stock, par value $0.001 per share.

“Class C Shares” means shares of the Company’s Class C common stock, par value $0.001 per share.

“Class D Shares” means shares of the Company’s Class D common stock, par value $0.001 per share.

“Company” has the meaning set forth in the preamble.

“Demand Parties” means, (i) the holders of at least a majority of the Parthenon Investor Registrable Securities and (ii) the holders of at least a majority of the Hsieh Investor Registrable Securities.

“Demand Registrations” has the meaning set forth in Section 2(a).

“Demand Shelf Registration Statement” has the meaning set forth in Section 2(d)(ii).

“End of Suspension Notice” has the meaning set forth in Section 2(f)(iii).

“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

“Family Group” means, with respect to a Person who is an individual, (i) such individual’s spouse, domestic partner, parent, sibling and descendants (whether natural or adopted) (collectively, for purposes of this definition, “relatives”), (ii) such individual’s executor or personal representative, (iii) any trust, or other entity formed for estate planning purposes, the trustee (or an equivalent thereof) of which is such individual or such individual’s executor or personal representative and which at all times is and remains solely for the benefit of such individual and/or such individual’s relatives, (iv) any corporation, limited partnership, limited liability company or other tax flow-through entity the governing instruments of which provide that such individual or such individual’s executor or personal representative shall have the exclusive, nontransferable power to direct the management and policies of such entity and of which the sole owners of stock, partnership interests, membership interests or any other equity interests are limited to such individual, such individual’s relatives and/or the trusts (or other entities) described in clause (iii) above, and (v) any retirement plan for such individual or such individual’s relatives.

“FINRA” means the Financial Industry Regulatory Authority.

“Follow-On Holdback Period” has the meaning set forth in Section 4(a)(i).

“Free Writing Prospectus” means a free writing prospectus, as defined in Rule 405 promulgated under the Securities Act.

“Holdback Extension” has the meaning set forth in Section 4(a)(iii).

“Holdco Units” means Class A common units of LD Holdings.

“Holdings LLC Agreement” has the meaning set forth in the recitals.

“Hsieh Investor Registrable Securities” means (i) any Class A Shares issued or distributed (directly or indirectly) to the Hsieh Investors or any of their Affiliates or Family Group, (ii) any Class A Shares issued or issuable by means of an exchange of Holdco Units and Class B Shares or Class C Shares, as applicable, by a Hsieh Investor pursuant to the terms of the Holdings LLC Agreement, (iii) any Class A Shares issued or issuable with respect to the securities referred to in clauses (i) and (ii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, and (iv) any other Class A Shares owned by Persons holding securities described in clauses (i) to (iii), inclusive, in each case, subject to Section 12(a), Persons who are or become parties to this Agreement by the execution and delivery of a Joinder.

“Hsieh Investors” has the meaning set forth in the preamble.

“Indemnified Parties” has the meaning set forth in Section 7(a).

“Joinder” has the meaning set forth in Section 9.

“LD Holdings” has the meaning set forth in the preamble.

“loanDepot IPO” has the meaning set forth in the recitals.

“Long-Form Registrations” has the meaning set forth in Section 2(a).

“Merger” has the meaning set forth in the recitals.

“Other Investor Registrable Securities” means (i) any Class A Shares owned by or issuable to (including, without limitation, Class A Shares that are issuable by means of an exchange of Holdco Units and Class B Shares or Class C Shares, as applicable, by an Other Investor pursuant to the terms of the Holdings LLC Agreement), the Other Investors or any of their Affiliates or Family Group, in each case, subject to Section 12(a), who are or become parties to this Agreement by the execution and delivery of a Joinder, and (ii) any Class A Shares issued or issuable with respect to the securities referred to in clause (i) above by way of stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization.

“Other Investors” has the meaning set forth in the preamble.

“Parthenon Blocker” has the meaning set forth in the recitals.

“Parthenon Investor Registrable Securities” means (i) any Class A Shares issued or distributed (directly or indirectly) to the Parthenon Investors or any of their Affiliates, (ii) any Class A Shares issued or issuable by means of an exchange of Class D Shares, (iii) any Class A Shares issued or issuable with respect to the securities referred to in clauses (i) and (ii) above by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization, and (iv) any other Class A Shares owned by Persons holding securities described in clauses (i) to (iii), inclusive, in each case, subject to Section 12(a), Persons who are or become parties to this Agreement by the execution and delivery of a Joinder.

“Parthenon Investors” has the meaning set forth in the preamble.

“Parthenon Stockholders” has the meaning set forth in the recitals.

“Person” means an individual, a partnership, a corporation, a limited liability company, an association, a joint stock company, a trust, a joint venture, an unincorporated organization and a governmental entity or any department, agency or political subdivision thereof.

“Piggyback Registrations” has the meaning set forth in Section 3(a).

“Public Offering” means any sale or distribution by the Company and/or holders of Registrable Securities to the public of Class A Shares that is made pursuant to a registration statement filed with the SEC under the Securities Act; provided that a Public Offering shall not include an offering made in connection with a business acquisition or combination pursuant to a registration statement on Form S-4 or any similar form, or an employee benefit plan pursuant to a registration statement on Form S-8 or any similar form.

“Registrable Securities” means Parthenon Investor Registrable Securities, Hsieh Investor Registrable Securities and Other Investor Registrable Securities. As to any particular Registrable Securities, such securities shall cease to be Parthenon Investor Registrable Securities, Hsieh Investor Registrable Securities or Other Investor Registrable Securities when they have been (a) sold or distributed pursuant to a Public Offering, (b) sold in compliance with Rule 144 following the consummation of the loanDepot IPO, or (c) repurchased by the Company or a Subsidiary of the Company. For purposes of this Agreement, a Person shall be deemed to be a holder of Registrable Securities, and the Registrable Securities shall be deemed to be in existence, whenever such Person has the right to acquire, directly or indirectly, such Registrable Securities (upon conversion or exercise in connection with a transfer of securities or otherwise, including upon exchange of Holdco Units and Class B Shares or Class C Shares, as applicable, for Class A Shares pursuant to the terms of the Holdings LLC Agreement, but disregarding any restrictions or limitations upon the exercise of such right), whether or not such acquisition has actually been effected, and such Person shall be entitled to exercise the rights of a holder of Registrable Securities hereunder; provided a holder of Registrable Securities may only request that Registrable Securities in the form of Class A Shares be registered pursuant to this Agreement. Notwithstanding the foregoing, following the consummation of the loanDepot IPO, any Registrable Securities owned by any Person (other than a Parthenon Investor, a Hsieh Investor or any of their respective Affiliates or Family Group, as applicable) that may be sold under Rule 144(b)(1)(i) without limitation under any of the other requirements of Rule 144 (as confirmed by an opinion of the Company’s counsel) shall not be deemed to be Registrable Securities.

“Registration Expenses” has the meaning set forth in Section 6(a).

“Required Shelf Registration Statement” has the meaning set forth in Section 2(d)(i).

“Rule 144”, “Rule 158”, “Rule 405”, “Rule 415”, “Rule 430B” and “Rule 462” mean, in each case, such rule promulgated under the Securities Act (or any successor provision) by the SEC, as the same shall be amended from time to time, or any successor rule then in force.

“Sale of the Company” means the occurrence of any of the following events:

(i) any Person or any group of Persons acting together which would constitute a “group” for purposes of Section 13(d) of the Securities and Exchange Act of 1934, or any successor provisions thereto, excluding (i) a group of Persons which includes the Hsieh Investors and the Parthenon Investors and/or one or more Affiliates thereof and (ii) any entity owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock in the Company, is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding voting securities;

(ii) there is consummated a merger or consolidation of the Company with any other Company or other entity, and, immediately after the consummation of such merger or consolidation, the voting securities of the Company immediately prior to such merger or consolidation do not continue to represent or are not converted into more than 50% of the combined voting power of the then outstanding voting securities of the Person resulting from such merger or consolidation or, if the surviving company is a Subsidiary, the ultimate parent thereof; or

(iii) the adopting of a plan of complete liquidation or dissolution of the Company by the stockholders of the Company or an agreement or series of related agreements for the sale or other disposition, directly or indirectly, by the Company of all or substantially all of the Company’s assets, other than such sale or other disposition by the Company of all or substantially all of the Company’s assets to an entity, at least 50% of the combined voting power of the voting securities of which are owned by shareholders of the Company in substantially the same proportions as their ownership of the Company immediately prior to such sale.

Notwithstanding the foregoing, except with respect to clause (ii) and clause (iii) above, a “Sale of the Company” shall not be deemed to have occurred by virtue of the consummation of any transaction or series of integrated transactions immediately following which the record holders of the shares of the Company immediately prior to such transaction or series of transactions continue to have substantially the same proportionate ownership in, and own substantially all of the shares of, an entity which owns, either directly or through a Subsidiary, all or substantially all of the assets of the Company immediately following such transaction or series of transactions. In addition, for the avoidance of doubt, a rollover or exchange of securities of the Company held by a Person is not taken into account for purposes of determining whether a “Sale of the Company” has occurred.

“Sale Transaction” has the meaning set forth in Section 4(a)(i).

“SEC” means the U.S. Securities and Exchange Commission or any successor agency.

“Securities” has the meaning set forth in Section 4(a)(i).

“Securities Act” means the Securities Act of 1933, as amended from time to time, or any successor federal law then in force, together with all rules and regulations promulgated thereunder.

“Shelf Offering” has the meaning set forth in Section 2(d)(iii).

“Shelf Offering Notice” has the meaning set forth in Section 2(d)(iii).

“Shelf Registration” has the meaning set forth in Section 2(a).

“Shelf Registrable Securities” has the meaning set forth in Section 2(d)(iii).

“Shelf Registration Statement” has the meaning set forth in Section 2(d)(ii).

“Short-Form Registrations” has the meaning set forth in Section 2(a).

“Stockholders Agreement” has the meaning set forth in the recitals.

“Subsidiary” means, with respect to the Company, any corporation, limited liability company, partnership, association or other business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more of the other Subsidiaries of the Company or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the limited liability company, partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by the Company or one or more Subsidiaries of the Company or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control the managing director or general partner of such limited liability company, partnership, association or other business entity.

“Suspension Event” has the meaning set forth in Section 2(f)(iii).

“Suspension Notice” has the meaning set forth in Section 2(f)(iii).

“Suspension Period” has the meaning set forth in Section 2(f)(ii).

“Synthetic Secondary Offering” has the meaning set forth in Section 3(a).

“Violation” has the meaning set forth in Section 7(a).

“WKSI” means a “well-known seasoned issuer” as defined under Rule 405.

Section 2. Demand Registrations.

(a) Requests for Registration. Subject to the terms and conditions of this Agreement, each of the Demand Parties may request the Company to file with the SEC a registration statement under the Securities Act registering the offer and sale of all or any portion of their Registrable Securities on Form S-1 or any similar long-form registration statement (“Long-Form Registrations”) or on Form S-3 or any similar short-form registration statement (“Short-Form Registrations”) if available, in each case, to permit secondary sales of such Registrable Securities. All registrations requested pursuant to this Section 2(a) are referred to herein as “Demand Registrations.” The Demand Party making a Demand Registration may request that the registration be made pursuant to Rule 415 under the Securities Act (a “Shelf Registration”) and, if the Company is a WKSI at the time any request for a Demand Registration is submitted to the Company, that such Shelf Registration be an automatic shelf registration statement (as defined in Rule 405 under the Securities Act) (an “Automatic Shelf Registration Statement”). Each request for a Demand Registration shall specify the approximate number of Registrable Securities the holder(s) making such request requested to be registered and the intended method of distribution. Within ten days after receipt of any such request, the Company shall give written notice of the

Demand Registration to all other holders of Registrable Securities and, subject to the terms of Section 2(e), shall include in such Demand Registration (and in all related registrations and qualifications under state blue sky laws and in any related underwriting) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within ten days after the receipt of the Company’s notice; provided that, with the consent of the holders of at least a majority of the Parthenon Investor Registrable Securities or Hsieh Investor Registrable Securities requesting such registration, the Company may provide notice of the Demand Registration to all other holders of Registrable Securities within three business days following the non-confidential filing of the registration statement with respect to the Demand Registration so long as such registration statement is not an Automatic Shelf Registration Statement. Each holder of Registrable Securities agrees that such holder shall treat as confidential the receipt of any notice of Demand Registration and shall not disclose or use the information contained in such notice of Demand Registration without the prior written consent of the Company until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by such holder in breach of the terms of this Agreement.

(b) Long-Form Registrations. Each of the Demand Parties shall be entitled to three (3) Long-Form Registrations; provided that if the Company is not qualified to use any applicable short-form registration statement on or anytime following the first day of the calendar month immediately following the first anniversary of the loanDepot IPO, any requests for a Long-Form Registration made during such time shall not count as one of the permitted Long-Form Registrations unless and until such time the Company becomes so qualified. A Long-Form Registration shall not count as one of the permitted Long-Form Registrations until it has become effective (unless such Long-Form Registration has not become effective due solely to the fault of the holders requesting such registration). The Company shall pay all Registration Expenses in connection with any registration initiated as a Long-Form Registration whether or not it has become effective and whether or not such registration has counted as one of the permitted Long-Form Registrations. All sales of Registrable Securities under Long-Form Registrations shall be conducted as underwritten Public Offerings unless otherwise approved by the Demand Party requesting such registration.

(c) Short-Form Registrations. In addition to the Long-Form Registrations provided pursuant to Section 2(b), each of the Demand Parties shall be entitled to an unlimited number of Short-Form Registrations. The Company shall pay all Registration Expenses in connection with any registration initiated as a Short-Form Registration whether or not it has become effective. Demand Registrations shall be Short-Form Registrations whenever the Company is eligible to use any applicable short-form registration statement and if the managing underwriters (if any) agree to the use of a Short-Form Registration. The Company shall use its reasonable best efforts to make Short-Form Registrations available for the offer and sale of Registrable Securities as soon as possible and to remain qualified so that Short-Form Registrations continue to be available for such offer and sale.

(d) Shelf Registrations.

(i) On the first day of the calendar month immediately following the first anniversary of the loanDepot IPO, or as promptly as practicable after, the Company shall (A) if the Company is then-eligible to use any applicable short-form registration statement, file with the SEC one or more Short-Form Registrations, including an Automatic Shelf Registration Statement if permissible, or (B) if the Company is not eligible to use any applicable short-form registration statement at such time, use its commercially reasonable efforts to file with the SEC one or more Long-Form Registrations, in each case, covering the offer and sale of all Registrable Securities, which includes, for the avoidance of doubt, the offer and exchange of all Class A Shares deliverable by the Company from time to time to holders of Registrable Securities in exchange for such holders’ Holdco Units and Class B Shares or Class C Shares, as applicable, pursuant to the Holdings LLC Agreement (a registration statement for such offer and exchange by the Company, the “Required Shelf Registration Statement”). The Company shall pay all Registration Expenses in connection with the Required Shelf Registration Statement whether or not it has become effective.

(ii) As promptly as practicable after the Company receives written notice of a request for a Shelf Registration, the Company shall file with the SEC a registration statement under the Securities Act for the Shelf Registration (a “Demand Shelf Registration Statement”). Any Demand Shelf Registration Statement and the Required Shelf Registration Statement are referred to herein each as a “Shelf Registration Statement.” The Company shall use its reasonable best efforts to cause any Shelf Registration Statement to be declared effective under the Securities Act as soon as practicable after filing, and once effective, the Company shall cause such Shelf Registration Statement (A) in the case of a Demand Shelf Registration Statement, to remain continuously effective for such time period as is specified in such request; provided that for a Demand Shelf Registration Statement other than an Automatic Shelf Registration Statement (which will be subject to Section 5(a)(xxiii) instead) such requested time period shall not be longer than the period ending on the earliest of (x) the third anniversary of the effective date of such Shelf Registration Statement, (y) the date on which all Registrable Securities covered by such Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement, and (z) the date as of which there are no longer any Registrable Securities covered by such Shelf Registration Statement in existence and (B) in the case of the Required Shelf Registration Statement (which shall not be subject to Section 5(a)(xxiii) even if in the form of an Automatic Shelf Registration Statement), to remain continuously effective (including by filing a new Shelf Registration Statement, if necessary) until the earlier of (x) the date on which all Registrable Securities covered by the Required Shelf Registration Statement have been sold pursuant to the Required Shelf Registration Statement and (y) the date as of which there are no longer in existence any Registrable Securities covered by the Required Shelf Registration Statement; provided that nothing set forth herein shall require the Company to file a new Shelf Registration Statement or to keep effective the Required Shelf Registration Statement at any time during which the Company is ineligible to use a Short-Form Registration; provided further that at such time, pursuant to Section 2(c), the Company shall use its reasonable best efforts to become and remain qualified to use Short-Form Registrations.

(iii) In the event that a Shelf Registration Statement is effective and for so long as it remains in effect, each of the Demand Parties shall have the right at any time or from time to time to elect to sell (whether through an underwritten Public Offering or any other method of distribution) their Registrable Securities pursuant to such Shelf

Registration Statement in an aggregate amount up to the number of Registrable Securities covered thereunder (“Shelf Registrable Securities”), and the Company shall pay all Registration Expenses in connection therewith. Such Demand Party shall make such election by delivering to the Company a written request (a “Shelf Offering Request”) with respect to such offering specifying the number of Shelf Registrable Securities that the holders desire to sell pursuant to such offering (the “Shelf Offering”). As promptly as practicable, but no later than two business days after receipt of a Shelf Offering Request, the Company shall give written notice (the “Shelf Offering Notice”) of such Shelf Offering Request to all other holders of Shelf Registrable Securities. The Company, subject to Section 2(e) and Section 8 hereof, shall include in such Shelf Offering (x) the Shelf Registrable Securities specified in the Shelf Offering Request and (y) the Shelf Registrable Securities of any other holder of Shelf Registrable Securities that shall have made a written request to the Company for inclusion in such Shelf Offering (which request shall specify the maximum number of Shelf Registrable Securities intended to be disposed of by such holder) within seven days after the receipt of the Shelf Offering Notice. The Company shall, as expeditiously as possible (and in any event within 20 days after the receipt of a Shelf Offering Request), but subject to Section 2(f) hereof, use its reasonable best efforts to facilitate such Shelf Offering. Each holder agrees that such holder shall treat as confidential the Shelf Offering Notice and shall not disclose or use the information contained in such Shelf Offering Notice without the prior written consent of the Company until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by the holder in breach of the terms of this Agreement.

(iv) If a Demand Party wishes to engage in an underwritten block trade off of a Shelf Registration Statement (either through filing an Automatic Shelf Registration Statement or through a take-down from an already existing Shelf Registration Statement), then notwithstanding the time periods set forth in Section 2(d)(iii), such Demand Party shall notify the Company of the block trade Shelf Offering not less than two business days prior to the day such offering is to commence. The Company shall promptly notify other holders of Parthenon Investor Registrable Securities or Hsieh Investor Registrable Securities, as the case may be, of such block trade Shelf Offering and such other holders of Parthenon Investor Registrable Securities or Hsieh Investor Registrable Securities, as the case may be, must elect whether or not to participate by the next business day (i.e. one business day prior to the day such offering is to commence) (unless a longer period is agreed to by the Demand Party wishing to engage in the underwritten block trade) and the Company shall as expeditiously as possible use its best efforts to facilitate such offering (which may close as early as three business days after the date it commences); provided that the Demand Party shall use commercially reasonable efforts to work with the Company and the underwriters prior to making such request in order to facilitate preparation of the registration statement, prospectus and other offering documentation related to the underwritten block trade; provided further that no holder of Registrable Securities other than holders of Parthenon Investor Registrable Securities or Hsieh Investor Registrable Securities shall be permitted to participate in an underwritten block trade Shelf Offering without the consent of a Demand Party.

(v) The Company shall, at the request of the Demand Party electing to sell Shelf Registrable Securities, file any prospectus supplement or any post-effective amendments and otherwise take any action necessary to include therein all disclosure and language deemed necessary or advisable by such Demand Party to effect such Shelf Offering.

(e) Priority on Demand Registrations and Shelf Offerings. The Company shall not include in any Demand Registration or Shelf Offering any securities that are not Registrable Securities without the prior written consent of the Demand Party initially requesting such registration. If a Demand Registration or a Shelf Offering is an underwritten offering and the managing underwriters advise the Company in writing that in their opinion the number of Registrable Securities and, if permitted hereunder, other securities requested to be included in such offering exceeds the number of Registrable Securities and other securities, if any, that can be sold in such offering without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, then such offering will include only the number of Registrable Securities and, if permitted hereunder, other securities that the underwriters advise can be sold in such offering without any such adverse effect. The priority of securities that the Company shall include in such offering shall be as follows:

(i) first, the number of Parthenon Investor Registrable Securities and Hsieh Investor Registrable Securities requested to be included in such Demand Registration or Shelf Offering, pro rata among the respective holders thereof based on the number of Registrable Securities owned by each such holder relative to the total number of Registrable Securities owned by all such holders of Parthenon Investor Registrable Securities and Hsieh Investor Registrable Securities requesting to include Registrable Securities in such Demand Registration or Shelf Offering as of the date the Company provided written notice of the Demand Registration or Shelf Offering Notice to the holders of Registrable Securities (subject, for the avoidance of doubt, to each such holder of Parthenon Investor Registrable Securities or Hsieh Investor Registrable Securities including in such Demand Registration or Shelf Offering no more than the number of Registrable Securities requested by such holder to be included in such Demand Registration or Shelf Offering), without distinguishing between holders based on who initially requested such Demand Registration or Shelf Offering or otherwise;

(ii) second, the number of Other Investor Registrable Securities requested to be included in such Demand Registration or Shelf Offering, pro rata among the respective holders thereof based on the number of Other Investor Registrable Securities owned by each such holder relative to the total number of Other Investor Registrable Securities owned by all such holders of Other Investor Registrable Securities requesting to include Other Investor Registrable Securities in such Demand Registration or Shelf Offering as of the date the Company provided written notice of the Demand Registration or Shelf Offering Notice to the holders of Registrable Securities (subject to each such holder of Other Investor Registrable Securities including in such Demand Registration or Shelf Offering no more than the number of Other Investor Registrable Securities requested by such holder to be included in such Demand Registration or Shelf Offering); and

(iii) third, (if permitted by the Demand Party initially requesting such registration) any securities that are not Registrable Securities requested to be included in such Demand Registration or Shelf Offering, in such manner as the Demand Party initially requesting such registration may determine.

Any Persons other than holders of Registrable Securities who participate in Demand Registrations which are not at the Company’s expense must pay their share of the Registration Expenses as provided in Section 6.

(f) Restrictions on Demand Registration and Shelf Offerings. Any demand for the filing of a registration statement or for a registered offering (including a Shelf Offering) hereunder will be subject to the constraints of any applicable lock-up arrangements, and any such demand must be deferred until such lock-up arrangements no longer apply. The Company shall not be obligated to effect any Demand Registration within 90 days after the effective date of a previous Demand Registration or a previous registration in which (A) Registrable Securities were included pursuant to Section 3 or as part of a Shelf Offering pursuant to Section 2 and (B) there was no reduction in the number of Registrable Securities requested to be included.

(ii) The Company may postpone, for up to 90 days from the date of the request (the “Suspension Period”), the filing or the effectiveness of a registration statement for a Demand Registration or suspend the use of a prospectus that is part of a Shelf Registration Statement (and therefore suspend sales of the Shelf Registrable Securities) by providing written notice to the holders of Registrable Securities if the Company’s board of directors determines in its reasonable good faith judgment that the offer or sale of Registrable Securities or the disclosure required in connection therewith would reasonably be expected to have a material adverse effect on any proposal or plan by the Company or any Subsidiary to engage in any material acquisition of assets or stock (other than in the ordinary course of business) or any material merger, consolidation, tender offer, recapitalization, reorganization or other transaction involving the Company; provided that in such event, (A) the holders of Registrable Securities initially requesting such Demand Registration or Shelf Offering shall be entitled to withdraw such request, and if such request is withdrawn, such Demand Registration shall not count as one of the Demand Registrations such holder is entitled to hereunder and (B) the Company shall pay all Registration Expenses in connection with such Demand Registration or Shelf Offering. The Company may delay or suspend the effectiveness of a Demand Registration or a Shelf Offering pursuant to this Section 2(f)(ii) only once in any twelve-month period; provided further that, for the avoidance of doubt, the Company may in any event delay or suspend the effectiveness of a Demand Registration or a Shelf Offering in the case of an event described under Section 5(a)(vi)(C) to enable it to comply with its obligations set forth in Section 5(a)(vi)(C). The Company may extend the Suspension Period for an additional consecutive 60 days with the consent of and at the sole discretion of such Demand Party initially requesting such Demand Registration or Shelf Offering.

(iii) In the case of an event that causes the Company to suspend the use of a Shelf Registration Statement as set forth in Section 2(f)(ii) above or pursuant to Section 5(a)(vi)(C) (a “Suspension Event”), the Company shall give a notice to the holders of Registrable Securities registered pursuant to such Shelf Registration Statement (a

“Suspension Notice”) to suspend sales of the Registrable Securities. Such Suspension Notice shall state generally the basis for the notice and provide that such suspension shall continue only for so long as the Suspension Event is continuing. A holder of Registrable Securities shall not effect any sales of its Registrable Securities pursuant to such Shelf Registration Statement at any time after it has received a Suspension Notice from the Company and prior to receipt of an End of Suspension Notice (as defined below). Each holder of Registrable Securities agrees that it shall treat as confidential the receipt of the Suspension Notice and shall not disclose or use the information contained in such Suspension Notice without the prior written consent of the Company until such time as the information contained therein is or becomes available to the public generally, other than as a result of disclosure by such holder of Registrable Securities in breach of the terms of this Agreement. A holder of Registrable Securities may recommence effecting sales of the Registrable Securities pursuant to the Shelf Registration Statement following further written notice to such effect (an “End of Suspension Notice”) from the Company, which End of Suspension Notice shall be given by the Company to the holders and to the holders’ counsel, if any, promptly following the conclusion of any Suspension Event.

(iv) Notwithstanding any provision herein to the contrary, if the Company shall give a Suspension Notice with respect to any Shelf Registration Statement pursuant to this Section 2(f), the Company agrees that it shall (A) extend the period of time during which such Shelf Registration Statement shall be maintained effective pursuant to this Agreement by the number of days during the period from the date of receipt by the holders of the Suspension Notice to and including the date of receipt by the holders of the End of Suspension Notice and (B) provide copies of the supplemented or amended Shelf Registration Statement or prospectus contained therein necessary to resume sales, with respect to each Suspension Event; provided that such period of time shall not be extended beyond the date that Class A Shares covered by such Shelf Registration Statement are no longer Registrable Securities.

(g) Selection of Underwriters. The Demand Party initially requesting a filing of a registration statement for a registered offering hereunder shall have the right to select the investment banker(s) and manager(s) to administer the related underwritten offering, subject to the Company’s approval which shall not be unreasonably withheld, conditioned or delayed; provided that if any such underwritten offering is a Shelf Offering, the Demand Party initially requesting such Shelf Offering shall have the right to select the investment banker(s) and manager(s) to administer such Shelf Offering, subject to the Company’s approval, which shall not be unreasonably withheld, delayed or conditioned.

(h) Other Registration Rights. Except as provided in this Agreement, the Company shall not grant to any Persons the right to request the Company or any Subsidiary to register any Capital Stock of the Company or any Subsidiary, or any securities convertible or exchangeable into or exercisable for such securities, without the prior written consent of the holders of a majority of the Parthenon Investor Registrable Securities and the holders of a majority of the Hsieh Investor Registrable Securities.

(i) Revocation of Demand Registration or Shelf Offering Notice. At any time prior to the effective date of the Registration Statement relating to a Demand Registration or the “pricing” of any Shelf Offering, the Demand Party that requested such Demand Registration or Shelf Offering may revoke such request for a Demand Registration or Shelf Offering on behalf of all holders of Registrable Securities participating in such Demand Registration or Shelf Offering without liability to such holders of Registrable Securities, in each case, by providing written notice to the Company. If a request for a Demand Registration is revoked by the Demand Party that requested such registration prior to the time it has become effective for reasons other than those relating to disclosure of information concerning the Company or any of its Subsidiaries that is materially adverse to the Company or the trading price of the Class A Shares, such Demand Registration shall count as one of the permitted Long-Form Registrations hereunder unless the Demand Party that requested such registration reimburses the Company for all of the Registration Expenses incurred by the Company prior to such withdrawal.

Section 3. Piggyback Registrations.

(a) Right to Piggyback. Whenever the Company proposes to register any of its securities under the Securities Act (which, for the avoidance of doubt, includes the registration of Class A Shares under the Securities Act for an underwritten public primary offering by the Company for the ultimate benefit of holders of Registrable Securities (i.e., where the Company primarily uses the proceeds from the sale of Class A Shares issued by the Company in an underwritten Public Offering to purchase Registrable Securities from holders of Registrable Securities (a “Synthetic Secondary Offering”)), other than (i) pursuant to a Demand Registration or a Shelf Registration (including any related Shelf Offering), in which case the ability of a holder of Registrable Securities to participate in such Demand Registration or Shelf Offering shall be governed by Section 2, (ii) in connection with the issuance by the Company of Class A Shares in the loanDepot IPO (including, without limitation, pursuant to the terms of any over-allotment or “green shoe” option granted to the managing underwriters), (iii) in connection with registrations on Forms S-4 or S-8 promulgated by the SEC (or any successor or similar forms), (iv) in connection with a registration the primary purpose of which is to register debt securities (i.e., in connection with a so-called “equity kicker”), (v) a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, or (vi) pursuant to the Required Shelf Registration Statement, and the registration form to be used may be used for the registration of Registrable Securities (a “Piggyback Registration”), the Company shall give prompt written notice to all holders of Registrable Securities of its intention to effect such Piggyback Registration and, subject to the terms of Section 3(c) and Section 3(d), shall include in such Piggyback Registration (and in all related registrations or qualifications under blue sky laws and in any related underwriting) all Registrable Securities with respect to which the Company has received written requests for inclusion therein within 20 days after delivery of the Company’s notice; provided that a Demand Party may provide by written notice to the Company that no holder of Other Investor Registrable Securities or any securities that are not Registrable Securities will have the right to include such securities in such Piggyback Registration (in which case the Company need not give such notice to such holders or include any such securities in such Piggyback Registration).

(b) Piggyback Expenses. The Registration Expenses of the holders of Registrable Securities in connection with all Piggyback Registrations shall be paid by the Company, whether or not any such registration became effective or offerings conducted pursuant thereto have closed.

(c) Priority on Primary Registrations. If a Piggyback Registration is for an underwritten primary offering by the Company, and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, then such offering will include only the number of securities that the underwriters advise can be sold in such offering without any such adverse effect. The priority of securities that the Company shall include in such offering shall be as follows:

(i) first, the securities the Company proposes to sell;

(ii) second, the number of Parthenon Investor Registrable Securities and Hsieh Investor Registrable Securities requested to be included in such offering, pro rata among the respective holders thereof based on the number of Registrable Securities owned by each such holder relative to the total number of Registrable Securities owned by all such holders of Parthenon Investor Registrable Securities and Hsieh Investor Registrable Securities requesting to include Registrable Securities in such offering as of the date the Company provided written notice of the Piggyback Registration to the holders of Registrable Securities (subject to each such holder of Parthenon Investor Registrable Securities and Hsieh Investor Registrable Securities including in such offering no more than the number of Registrable Securities requested by such holder to be included in such offering);

(iii) third, the number of Other Investor Registrable Securities requested to be included in such offering, pro rata among the respective holders thereof based on the number of Other Investor Registrable Securities owned by each such holder relative to the total number of Other Investor Registrable Securities owned by all such holders of Other Investor Registrable Securities requesting to include Other Investor Registrable Securities in such offering as of the date the Company provided written notice of the Piggyback Registration to the holders of Registrable Securities (subject to each such holder of Other Investor Registrable Securities including in such offering no more than the number of Other Investor Registrable Securities requested by such holder to be included in such offering); and

(iv) fourth, (if permitted by the Company) other securities requested to be included in such offering, in such manner as the Company may determine.

(d) Priority on Secondary Registrations. If a Piggyback Registration is for an underwritten secondary offering by or on behalf of holders of the Company’s securities other than Registrable Securities (including a Synthetic Secondary Offering, with any such Synthetic Secondary Offering being deemed an underwritten offering of Registrable Securities solely for purposes of this Agreement) (it being understood that Demand Registrations and Shelf Registrations (including any related Shelf Offerings) by or on behalf of holders of Registrable Securities are addressed in Section 2 rather than in this Section 3(d)), and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number that can be sold in such offering without adversely affecting the marketability, proposed offering price, timing or method of distribution of the offering, then such offering will include only the number of securities that the underwriters advise can be sold in such offering without any such adverse effect. The priority of securities that the Company shall include in such offering shall be as follows:

(i) first, the securities requested to be included in such offering by the holders initially requesting such registration, pro rata among the respective holders thereof based on the number of securities owned by each such holder relative to the total number of securities owned by all such holders requesting to include securities in such offering as of the date the Company provided written notice of the Piggyback Registration to the holders of the securities (subject to each such holder of securities including in such offering no more than the number of securities requested by such holder to be included in such offering);

(ii) second, the number of Parthenon Investor Registrable Securities and Hsieh Investor Registrable Securities requested to be included in such offering, pro rata among the respective holders thereof based on the number of Registrable Securities owned by each such holder relative to the total number of Registrable Securities owned by all such holders of Parthenon Investor Registrable Securities and Hsieh Investor Registrable Securities requesting to include Registrable Securities in such offering as of the date the Company provided written notice of the Piggyback Registration to the holders of Registrable Securities (subject to each such holder of Parthenon Investor Registrable Securities and Hsieh Investor Registrable Securities including in such offering no more than the number of Registrable Securities requested by such holder to be included in such offering);

(iii) third, the number of Other Investor Registrable Securities requested to be included in such offering, pro rata among the respective holders thereof based on the number of Other Investor Registrable Securities owned by each such holder relative to the total number of Other Investor Registrable Securities owned by all such holders of Other Investor Registrable Securities requesting to include Other Investor Registrable Securities in such offering as of the date the Company provided written notice of the Piggyback Registration to the holders of Registrable Securities (subject to each such holder of Other Investor Registrable Securities including in such offering no more than the number of Other Investor Registrable Securities requested by such holder to be included in such offering); and

(iv) fourth, (if permitted by the Company) any other securities requested to be included in such offering, in such manner as the Company may determine.

(e) Selection of Underwriters. If any Piggyback Registration is in connection with an underwritten offering, the selection of investment banker(s) and manager(s) for the offering must be approved by the holders of a majority of the Registrable Securities, if any, included in such Piggyback Registration (inclusive of, in the case of a Synthetic Secondary Offering, the ultimate holders for whose benefit such Synthetic Secondary Offering is conducted). Such approval shall not be unreasonably withheld, conditioned or delayed.

(f) Right to Terminate Registration. The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 3 whether or not any holder of Registrable Securities has elected to include Registrable Securities in such registration. The Registration Expenses of such withdrawn registration shall be borne by the Company in accordance with Section 6.

Section 4. Holdback Agreements.

(a) Holders of Registrable Securities. If requested by the managing underwriter(s) of an underwritten Public Offering, each holder of Registrable Securities shall enter into lock-up agreements with such managing underwriter(s) that provides for the following unless such managing underwriter(s) otherwise agree in writing:

(i) in connection with all underwritten Public Offerings after the loanDepot IPO, such holder shall not (A) offer, sell, contract to sell, pledge or otherwise dispose of (including sales pursuant to Rule 144), directly or indirectly, any Capital Stock of the Company (including Capital Stock of the Company that may be deemed to be owned beneficially by such holder in accordance with the rules and regulations of the SEC), or any securities convertible into or exchangeable or exercisable for any such Capital Stock of the Company (collectively, “Securities”), (B) enter into a transaction which would have the same effect as described in clause (A) above, (C) enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences or ownership of any Securities, whether such transaction is to be settled by delivery of such Securities, in cash or otherwise (each of (A), (B) and (C) above, a “Sale Transaction”), commencing on the date requested by the managing underwriters (which shall be no earlier than ten days prior to the anticipated “pricing” date for such underwritten offering) and continuing to a date that is no later than 90 days following the date of the final prospectus for such Public Offering (a “Follow-On Holdback Period”), except as otherwise agreed to by the managing underwriters and except for sales made as part of such underwritten Public Offering and such other exceptions for dispositions and other transfers as may be agreed upon by the holder and the managing underwriters in connection with such Public Offering; and

(ii) in the event that (A) the Company issues an earnings release or discloses other material information or a material event relating to the Company and its Subsidiaries occurs during the last 17 days of any Follow-On Holdback Period or (B) prior to the expiration of any Follow-On Holdback Period, the Company announces that it will release earnings results during the 16-day period beginning upon the expiration of such period, then to the extent necessary for a managing or co-managing underwriter of a registered offering hereunder to comply with NASD Rule 2711(f)(4) of the FINRA Manual, the Follow-On Holdback Period shall be extended until 18 days after the earnings release or disclosure of other material information or the occurrence of the material event, as the case may be (a “Holdback Extension”).

The Company may impose stop-transfer instructions with respect to the Class A Shares (or other securities) subject to the restrictions set forth in this Section 4(a) until the end of such period, including any Holdback Extension. Notwithstanding the foregoing, with respect to Registrable Securities that are not Parthenon Investor Registrable Securities, no holder of Registrable Securities that is not an officer or director of the Company shall be subject to the Follow-On Holdback Period in connection with an underwritten block trade Shelf Offering unless such holder of Registrable Securities was provided notice one day prior to such underwritten block trade Shelf Offering and provided the opportunity to participate therein; provided that if such holder of Registrable Securities was provided the opportunity to participate therein, such holder shall be subject to the Follow-On Holdback Period regardless of whether such holder elects to participate in such underwritten block trade Shelf Offering, unless the managing underwriters of such underwritten block trade Shelf Offering otherwise agree in writing.

(b) The Company, Directors and Executive Officers. The Company (i) shall not file any registration statement for a Public Offering or cause any such registration statement to become effective, or effect any public sale or distribution of its equity securities, or any securities, options or rights convertible into or exchangeable or exercisable for such securities (for purposes of this Section 4(b), the words “Class A Shares” shall be replaced with the words “Capital Stock of the Company” in the definition of “Public Offering”) during any Follow-On Holdback Period, as extended during any Holdback Extension, and (ii) shall use its reasonable best efforts to cause (A) each holder of at least 1% (on a fully-diluted, as converted and as-exchanged to Class A Shares basis) of its Class A Shares, or any securities convertible into or exchangeable or exercisable for Class A Shares, purchased from the Company at any time after the date of this Agreement (other than in a Public Offering) and (B) each of its directors and executive officers to agree not to effect any Sale Transaction during any Follow-On Holdback Period (as extended by any Holdback Extension), except as part of such Public Offering and such other exceptions for dispositions and other transfers as may be agreed upon by the holder, directors, executive officers, and the managing underwriters, as applicable, in connection with such Public Offering, unless the managing underwriters of such Public Offering otherwise agree in writing.

Section 5. Registration Procedures.

(a) Whenever the holders of Registrable Securities have requested that any Registrable Securities be registered pursuant to this Agreement or have initiated a Shelf Offering, the Company shall use its reasonable best efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof, and pursuant thereto the Company shall as expeditiously as possible (unless waived by the holders of a majority of the Registrable Securities participating in such registration):

(i) in accordance with the Securities Act and all applicable rules and regulations promulgated thereunder, prepare and file with the SEC a registration statement on the applicable form, and all amendments and supplements thereto and related prospectuses, with respect to such Registrable Securities and use its reasonable best efforts to cause such registration statement to become effective (provided that before filing a registration statement or prospectus or any amendments or supplements thereto, the Company shall furnish to the counsel selected by the holders of a majority of the Registrable Securities covered by such registration statement copies of all such documents proposed to be filed, which documents shall be subject to the review and comment of such counsel);

(ii) notify each holder of Registrable Securities of (A) the issuance by the SEC of any stop order suspending the effectiveness of any registration statement or the initiation of any proceedings for that purpose, (B) the receipt by the Company or its counsel of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (C) the effectiveness of each registration statement filed hereunder;

(iii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective for a period ending when all of the securities covered by such registration statement have been disposed of in accordance with the intended methods of distribution by the sellers thereof set forth in such registration statement (but not in any event before the expiration of any longer period required under the Securities Act or, if such registration statement relates to an underwritten Public Offering, such longer period as in the opinion of counsel for the underwriters for such Public Offering that a prospectus is required by law to be delivered in connection with sale of Registrable Securities by an underwriter or dealer) and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement during such period in accordance with the intended methods of disposition by the sellers thereof set forth in such registration statement;

(iv) furnish to each seller of Registrable Securities thereunder such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus and supplement thereto), each Free Writing Prospectus and such other documents as such seller may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such seller;

(v) use its reasonable best efforts to register or qualify such Registrable Securities under such other securities or blue sky laws of such jurisdictions as any seller reasonably requests and do any and all other acts and things that may be reasonably necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the Registrable Securities owned by such seller (provided that the Company shall not be required to (A) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph or (B) consent to general service of process in any such jurisdiction or (C) subject itself to taxation in any such jurisdiction);

(vi) notify each seller of such Registrable Securities (A) promptly after it receives notice thereof, of the date and time when such registration statement and each post-effective amendment thereto has become effective or a prospectus or supplement to any prospectus relating to a registration statement has been filed and when any registration or qualification has become effective under a state securities or blue sky law or any exemption thereunder has been obtained, (B) promptly after receipt thereof, of any request by the SEC for the amendment or supplementing of such registration statement or prospectus or for additional information, and (C) promptly at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event as a result of which the prospectus included in such registration statement contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, subject to Section 2(f), at the request of any such seller, the Company shall use its reasonable best efforts to prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(vii) use reasonable best efforts to cause all such Registrable Securities that have been sold pursuant to a registration statement effected under this Agreement and not already listed to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if not so listed, to be listed on a securities exchange and, without limiting the generality of the foregoing, to arrange for at least two market markers to register as such with respect to such Registrable Securities with FINRA;

(viii) use reasonable best efforts to provide a transfer agent and registrar for all such Registrable Securities not later than the effective date of such registration statement;

(ix) enter into and perform such customary agreements (including underwriting agreements in customary form) and take all such other actions as the holders of a majority of the Registrable Securities being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities (including, without limitation, effecting a stock split, combination of shares, recapitalization or reorganization);

(x) make available for inspection by any seller of Registrable Securities, any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate and business documents and properties of the Company as shall be necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors, employees, agents, representatives and independent accountants to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement and disposition of such Registrable Securities pursuant thereto;

(xi) take all reasonable actions to ensure that any Free Writing Prospectus utilized in connection with any offer and sale of Registrable Securities pursuant to any Demand Registration (including any Shelf Registration) or Piggyback Registration hereunder complies in all material respects with the Securities Act, is filed in accordance with the Securities Act to the extent required thereby, is retained in accordance with the Securities Act to the extent required thereby and, when taken together with the related prospectus, shall not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

(xii) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve months beginning with the first day of the Company’s first full calendar quarter after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act;

(xiii) permit any holder of Registrable Securities which holder, in its sole and exclusive judgment, might be deemed to be an underwriter or a controlling person of the Company, in each case, within the meaning of the Securities Act in connection with any offer and sale thereof, to participate in the preparation of such registration or comparable statement and to allow such holder to provide language for insertion therein, in form and substance satisfactory to the Company, which in the reasonable judgment of such holder and its counsel should be included;

(xiv) in the event of the issuance of any stop order suspending the effectiveness of a registration statement, or the issuance of any order suspending or preventing the use of any related prospectus or suspending the registration or qualification of any Class A Shares included in such registration statement for sale in any jurisdiction, use reasonable best efforts promptly to obtain the withdrawal of such order;

(xv) use its reasonable best efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the sellers thereof to consummate the disposition of such Registrable Securities;

(xvi) cooperate with the holders of Registrable Securities covered by the registration statement and the managing underwriter or agent, if any, to facilitate the timely preparation and delivery of certificates (not bearing any restrictive legends), if applicable, representing securities to be sold under the registration statement, or the removal of any restrictive legends associated with any account at which such securities are held and enable such securities to be in such denominations and registered in such names as the managing underwriter, or agent, if any, or such holders may request;

(xvii) cooperate with each holder of Registrable Securities covered by the registration statement and each underwriter or agent participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with FINRA;

(xviii) use its reasonable best efforts to make available the executive officers of the Company to participate with the holders of Registrable Securities and any underwriters in any “road shows” or other selling efforts that may be reasonably requested by the holders in connection with the methods of distribution for the Registrable Securities;

(xix) use its reasonable best efforts to obtain one or more cold comfort letters from the Company’s independent public accountants in customary form and covering such matters of the type customarily covered by cold comfort letters as any underwriters or agents, if any, or the holders of a majority of the Registrable Securities being sold reasonably request;

(xx) use its reasonable best efforts to provide a legal opinion of the Company’s outside counsel, dated the effective date of such registration statement and, if such registration includes an underwritten Public Offering, dated the date of the closing under the underwriting agreement, in each case, in customary form and covering such matters of the type customarily covered by legal opinions of such nature, which opinion shall be addressed to the underwriters and the holders of such Registrable Securities;

(xxi) if the Company files an Automatic Shelf Registration Statement covering any Registrable Securities, use its best efforts to remain a WKSI (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)) during the period during which such Automatic Shelf Registration Statement is required to remain effective;

(xxii) if the Company does not pay the filing fee covering the Registrable Securities at the time an Automatic Shelf Registration Statement is filed, pay such fee at such time or times as the Registrable Securities are to be sold; and

(xxiii) if an Automatic Shelf Registration Statement has been outstanding for at least three (3) years, at the end of the third year, refile a new Automatic Shelf Registration Statement covering the Registrable Securities, and, if at any time when the Company is required to re-evaluate its WKSI status the Company determines that it is not a WKSI, use its best efforts to refile the Shelf Registration Statement on Form S-3 and, if such form is not available, Form S-1 and keep such registration statement effective (including by filing a new Shelf Registration Statement, if necessary) until the earlier of (A) the date on which all Registrable Securities covered by such Shelf Registration Statement have been sold pursuant to the Shelf Registration Statement and (B) the date as of which there are no longer any Registrable Securities covered by such Shelf Registration Statement in existence.

(b) Any officer of the Company who is a holder of Registrable Securities agrees that if and for so long as he or she is employed by the Company or any Subsidiary thereof, he or she shall participate fully in the sale process of any Registrable Securities pursuant to this Agreement in a manner customary for persons in like positions and consistent with his or her other duties with the Company, including the preparation of the registration statement and the preparation and presentation of any road shows.

(c) If the Company files any Automatic Shelf Registration Statement for the benefit of the holders of any of its securities other than the holders of Registrable Securities, and the holders of Parthenon Investor Registrable Securities or the holders of Hsieh Investor Registrable Securities do not request that their Registrable Securities be included in such Shelf Registration Statement, the Company agrees that, at the request of the holders of a majority of the Parthenon Investor Registrable Securities or the holders of a majority of the Hsieh Investor Registrable Securities, the Company shall include in such Automatic Shelf Registration Statement such disclosures as may be required by Rule 430B in order to ensure that the holders of Parthenon Investor Registrable Securities or the holders of Hsieh Investor Registrable Securities, as applicable, may be added to such Shelf Registration Statement at a later time through the filing of a prospectus supplement rather than a post-effective amendment.

(d) The Company may require each seller of Registrable Securities as to which any registration is being effected to furnish the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing.

(e) If a Parthenon Investor, a Hsieh Investor or any of their respective Affiliates seek to effectuate an in-kind distribution of all or part of their respective Registrable Securities to their respective direct or indirect equityholders, the Company shall, subject to any applicable lock-ups, work with the foregoing persons to facilitate such in-kind distribution in the manner reasonably requested.

Section 6. Registration Expenses.

(a) The Company’s Obligation. All expenses incident to the Company’s performance of or compliance with this Agreement (including, without limitation, all registration, qualification and filing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, fees and disbursements of custodians, and fees and disbursements of counsel for the Company and all independent certified public accountants, underwriters (excluding underwriting discounts and commissions) and other Persons retained by the Company) (all such expenses being herein called “Registration Expenses”), shall be borne as provided in this Agreement, except that the Company shall, in any event, pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit or quarterly review, the expense of any liability insurance and the expenses and fees for listing the securities to be registered on each securities exchange on which similar securities issued by the Company are then listed. Each Person that sells securities pursuant to a Demand Registration, Shelf Offering or Piggyback Registration hereunder shall bear and pay all underwriting discounts and commissions applicable to the securities sold for such Person’s account.

(b) Counsel Fees and Disbursements. In connection with each Demand Registration, each Piggyback Registration and each Shelf Offering that is an underwritten offering, the Company shall reimburse the holders of Registrable Securities included in such registration for the reasonable fees and disbursements of one counsel retained by the holders of a majority of the Parthenon Investor Registrable Securities and one counsel retained by the holders of a majority of the Hsieh Investor Registrable Securities, in each case, in connection with any underwritten Demand Registration, Piggyback Registration or Shelf Offering.

(c) Security Holders. To the extent Registration Expenses are not required to be paid by the Company, each holder of securities included in any registration hereunder shall pay those Registration Expenses allocable to the registration of such holder’s securities so included, and any Registration Expenses not so allocable shall be borne by all sellers of securities included in such registration in proportion to the aggregate selling price of the securities to be so registered.

Section 7. Indemnification and Contribution.

(a) By the Company. The Company shall indemnify and hold harmless, to the extent permitted by law, each holder of Registrable Securities, such holder’s members, managers, officers, directors, employees, agents and representatives, and each Person who controls such holder (within the meaning of the Securities Act) (the “Indemnified Parties”) against all losses, claims, actions, damages, liabilities and expenses (including with respect to actions or proceedings, whether commenced or threatened, and including reasonable attorney fees and expenses) caused by, resulting from, arising out of, based upon or related to any of the following statements, omissions or violations (each a “Violation”) by the Company: (i) any untrue or alleged untrue statement of material fact contained in (A) any registration statement, prospectus, preliminary prospectus or Free Writing Prospectus, or any amendment thereof or supplement thereto or (B) any application or other document or communication (in this Section 7, collectively called an “application”) executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify any securities covered by such registration under the securities laws thereof, (ii) any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) any violation or alleged violation by the Company of the Securities Act or any other similar federal or state securities laws or any rule or regulation promulgated thereunder applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance. In addition, the Company will reimburse such Indemnified Party for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such losses. Notwithstanding the foregoing, the Company shall not be liable in any such case to the extent that any such losses result from, arise out of, are based upon, or relate to an untrue statement or alleged untrue statement, or omission or alleged omission, made in any registration statement, any prospectus, preliminary prospectus or Free Writing Prospectus or any amendment or supplement thereto, or in any application, in reliance upon, and in conformity with, written information prepared and furnished in writing to the Company by or on behalf of such holder of Registrable Securities expressly for use therein or by such holder’s failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto (if the same was required by applicable law to be so delivered) after the Company has furnished such holder with a sufficient number of copies of the same prior to any written confirmation of the sale of Registrable Securities. In connection with an underwritten Public Offering, the Company shall indemnify the underwriters for such Public Offering, their officers and directors, and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Indemnified Parties.

(b) By Each Security Holder. In connection with any offering or distribution of Registrable Securities pursuant to a registration statement in which a holder of Registrable Securities is participating, each such holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, shall indemnify the Company, its officers, directors, employees and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus (including a preliminary prospectus) or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such holder; provided that the obligation to indemnify shall be individual, not joint and several, for each holder and shall be limited to the net amount of proceeds received by such holder from the sale of Registrable Securities pursuant to such registration statement.

(c) Claim Procedure. Any Person entitled to indemnification hereunder shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall impair any Person’s right to indemnification hereunder only to the extent such failure has prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld, conditioned or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. In such instance, the conflicted indemnified parties shall have a right to retain one separate counsel, chosen by the holders of a majority of the Registrable Securities included in the registration if such holders are indemnified parties, at the expense of the indemnifying party.

(d) Contribution. If the indemnification provided for in this Section 7 is held by a court of competent jurisdiction to be unavailable to, or is insufficient to hold harmless, an indemnified party or is otherwise unenforceable with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other hand in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations; provided that the maximum amount of liability in respect of such contribution shall be limited, in the case of each seller of Registrable Securities, to an amount equal to the net proceeds actually received by such seller from the sale of Registrable Securities effected pursuant to such registration. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties hereto agree that it would not be just or equitable if the contribution pursuant to this Section 7(d) were to be determined by pro rata allocation or by any other method of allocation that does not take into account such equitable considerations. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or expenses referred to herein shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending against any action or claim which is the subject hereof. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who is not guilty of such fraudulent misrepresentation.

(e) Release. No indemnifying party shall, except with the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement that does not include as an unconditional term thereof giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(f) Non-exclusive Remedy; Survival. The indemnification and contribution provided for under this Agreement shall be in addition to any other rights to indemnification or contribution that any indemnified party may have pursuant to law or contract and shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and shall survive the transfer of Registrable Securities and the termination or expiration of this Agreement.

Section 8. Underwritten Offerings. No Person may participate in any underwritten offering pursuant to a registration statement filed hereunder unless such Person (i) agrees to sell such Person’s securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to select and approve the underwriters for such offering (including, without limitation, pursuant to any over-allotment or “green shoe” option requested by the underwriters; provided that no holder of Registrable Securities shall be required to sell more than the number of Registrable Securities such holder has requested to include) and (ii) completes and executes all questionnaires, powers of attorney, custody agreements, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements; provided that no holder of Registrable Securities included in any such underwritten offering shall be required to make any representations or warranties to the Company or the underwriters (other than representations and warranties regarding such holder and such holder’s intended method of distribution) or to undertake any indemnification obligations to the Company or the underwriters with respect thereto that are materially more burdensome than those provided in Section 7. Each holder of Registrable Securities shall execute and deliver such other agreements as may be reasonably requested by the Company and the lead managing underwriter(s) that are consistent with such holder’s obligations under Section 4, Section 5 and this Section 8 or that are necessary to give further effect thereto. To the extent that any such agreement is entered into pursuant to, and consistent with, Section 4 and this Section 8, the respective rights and obligations created under such agreement shall supersede the respective rights and obligations of the holders, the Company and the underwriters created pursuant to this Section 8.

Section 9. Additional Parties; Joinder. Subject to the prior written consent of the holders of a majority of the Parthenon Investor Registrable Securities and the holders of a majority of the Hsieh Investor Registrable Securities, the Company may permit any Person who acquires Class A Shares or rights to acquire Class A Shares from the Company (including, without limitation, Class A Shares that are issuable by means of an exchange of Holdco Units and Class B Shares or Class C Shares, as applicable, by such Person pursuant to the terms of the Holdings LLC Agreement, or Class D Shares) after the date hereof to become a party to this Agreement and to succeed to all of the rights and obligations of a “holder of Registrable Securities” under this Agreement by obtaining an executed joinder to this Agreement from such Person in the form of Exhibit A attached hereto (a “Joinder”). Upon the execution and delivery of a Joinder by such

Person, the Class A Shares or rights to acquire Class A Shares acquired by such Person (the “Acquired Class A Shares”) shall be Parthenon Investor Registrable Securities, Hsieh Investor Registrable Securities or Other Investor Registrable Securities, as the case may be hereunder, such Person shall be a “holder of Registrable Securities” under this Agreement with respect to the Acquired Class A Shares, and the Company shall add such Person’s name and address to the appropriate schedule hereto and circulate such information to the parties to this Agreement.

Section 10. Current Public Information. At all times after the Company has filed a registration statement with the SEC pursuant to the requirements of either the Securities Act or the Exchange Act, the Company shall file all reports required to be filed by it under the Securities Act and the Exchange Act and shall take such further action as any holder or holders of Registrable Securities may reasonably request, all to the extent required to enable such holders to sell Registrable Securities pursuant to Rule 144 (but only to the extent Rule 144 is available to such holder of Registrable Securities with respect to any such sale of Registrable Securities to the public) or pursuant to such registration statement. Upon request, the Company shall deliver to any holder of Restricted Securities a written statement as to whether it has complied with such requirements.

Section 11. Subsidiary Public Offering. If, after an initial Public Offering of the Capital Stock of one of its Subsidiaries, the Company distributes securities of such Subsidiary to its equity holders, then the rights and obligations of the Company pursuant to this Agreement shall apply, mutatis mutandis, to such Subsidiary, and the Company shall cause such Subsidiary to comply with such Subsidiary’s obligations under this Agreement.

Section 12. Transfer of Registrable Securities.

(a) Restrictions on Transfers. Notwithstanding anything to the contrary contained herein, except in the case of (i) a transfer to the Company or a Subsidiary, (ii) a transfer by any Parthenon Investor to its limited partners or members, (iii) a transfer by any Hsieh Investor or their respective Affiliates or Family Group to such Person’s Family Group, (iv) a Public Offering, (v) a sale pursuant to Rule 144 after the completion of the loanDepot IPO or (vi) a transfer in connection with a Sale of the Company (clauses (i) through (v), collectively, the “Exempted Transfers”), prior to transferring any Registrable Securities to any Person (including, without limitation, by operation of law), the transferring holder shall cause the prospective transferee to execute and deliver to the Company a Joinder agreeing to be bound by the terms of this Agreement. Any transferee of Registrable Securities made pursuant to any of the Exempted Transfers shall be deemed to be a holder of Registrable Securities that are entitled to the rights under this Agreement. Any transfer or attempted transfer of any Registrable Securities in violation of any provision of this Agreement shall be void, and the Company shall not record such transfer on its books or treat any purported transferee of such Registrable Securities as the owner thereof for any purpose. For the avoidance of doubt, no such purported transferee shall be deemed to be a holder of Registrable Securities that are entitled to any rights under this Agreement.

(b) Legend. Any certificate evidencing any Registrable Securities and any certificate issued in exchange for or upon the transfer of any Registrable Securities (unless such Registrable Securities would no longer be Registrable Securities after such transfer) or any account at which such Registrable Securities are held shall be stamped or otherwise designated with a legend in substantially the following form:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO RESTRICTIONS ON TRANSFER AND OTHER PROVISIONS SET FORTH IN A REGISTRATION RIGHTS AGREEMENT DATED AS OF FEBRUARY 16, 2021 AMONG THE ISSUER OF SUCH SECURITIES (THE “COMPANY”) AND CERTAIN OF THE COMPANY’S STOCKHOLDERS, AS AMENDED. A COPY OF SUCH REGISTRATION RIGHTS AGREEMENT WILL BE FURNISHED WITHOUT CHARGE BY THE COMPANY TO THE HOLDER HEREOF UPON WRITTEN REQUEST.”

The Company shall imprint or otherwise designate such legend on any certificates evidencing Registrable Securities outstanding or any account at which such Registrable Securities are held prior to the date hereof. The legend set forth above shall be removed from the certificates evidencing any securities that have ceased to be Registrable Securities or any account at which such securities are held, as applicable. Unless such securities that have ceased to be Registrable Securities have been delegended pursuant to Section 5(a)(xvi), the Company shall cooperate with the holders of such securities to (i) facilitate the timely preparation and delivery of certificates not bearing any restrictive legends representing such securities or the removal of any restrictive legends associated with any account at which such securities are held, as applicable, and (ii) if applicable, enable such securities to be in such denominations and registered in such names as the holders may request.

Section 13. General Provisions

(a) Amendments and Waivers. Except as otherwise provided herein, the provisions of this Agreement may be amended, modified or waived only with the prior written consent of the Company, LD Holdings, the holders of a majority of the Parthenon Investor Registrable Securities and the holders of a majority of the Hsieh Investor Registrable Securities; provided that no such amendment, modification or waiver that would materially and adversely affect a holder or group of holders of Registrable Securities in a manner materially different than any other holder or group of holders of Registrable Securities (other than amendments and modifications required to implement the provisions of Section 9), shall be effective against such holder or group of holders of Registrable Securities without the consent of the holders of a majority of the Registrable Securities that are held by the group of holders that is materially and adversely affected thereby. The failure or delay of any Person to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of such Person thereafter to enforce each and every provision of this Agreement in accordance with its terms. A waiver or consent to or of any breach or default by any Person in the performance by that Person of his, her or its obligations under this Agreement shall not be deemed to be a consent or waiver to or of any other breach or default in the performance by that Person of the same or any other obligations of that Person under this Agreement.

(b) Remedies. The parties to this Agreement shall be entitled to enforce their rights under this Agreement specifically (without posting a bond or other security), to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights existing in their favor. The parties hereto agree and acknowledge that a breach of this Agreement would cause irreparable harm and money damages would not be an adequate remedy for any such breach and that, in addition to any other rights and remedies existing hereunder, any party shall be entitled to specific performance and/or other injunctive relief from any court of law or equity of competent jurisdiction (without posting any bond or other security) in order to enforce or prevent violation of the provisions of this Agreement.

(c) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited, invalid, illegal or unenforceable in any respect under any applicable law or regulation in any jurisdiction, such prohibition, invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of any other provision of this Agreement in such jurisdiction or in any other jurisdiction, but this Agreement shall be reformed, construed and enforced in such jurisdiction as if such prohibited, invalid, illegal or unenforceable provision had never been contained herein.

(d) Entire Agreement. Except as otherwise provided in the Holdings LLC Agreement, Stockholders Agreement and herein, this Agreement contains the complete agreement and understanding among the parties hereto with respect to the subject matter hereof and supersedes and preempts any prior understandings, agreements or representations by or among the parties hereto, written or oral, which may have related to the subject matter hereof in any way.

(e) Successors and Assigns. Except as otherwise provided herein and subject to Section 12(a), this Agreement shall bind and inure to the benefit and be enforceable by the Company and its successors and assigns, LD Holdings and its successors and assigns, and the holders of Registrable Securities and their respective successors and permitted assigns (whether so expressed or not). In addition, whether or not any express assignment has been made, the provisions of this Agreement which are for the benefit of purchasers or holders of Registrable Securities are also for the benefit of, and enforceable by, any subsequent holder of Registrable Securities who hold such Registrable Securities pursuant to a transfer made in accordance with this Agreement.

(f) Notices. Any notice, demand or other communication to be given under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (i) when delivered personally to the recipient, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; but if not, then on the next business day, (iii) one business day after it is sent to the recipient by reputable overnight courier service (charges prepaid) or (iv) three business days after it is mailed to the recipient by first class mail, return receipt requested. Such notices, demands and other communications shall be sent to the Company at the address specified below and to any holder of Registrable Securities or to any other party subject to this Agreement at such address as indicated on the Schedule of Parthenon Investors, Schedule of Hsieh Investors or Schedule of Other Investors hereto, or at such address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party. Any party may change such party’s address for receipt of notice by giving prior written notice of the change to the sending party as provided herein. The Company’s address is:

loanDepot, Inc.

26642 Towne Centre Drive

Foothill Ranch, California 92610

Attn: General Counsel

Facsimile: (949) 470-6237

With a copy to:

Kirkland & Ellis LLP

601 Lexington Avenue

New York, New York 10022

Attn: Joshua N. Korff and Michael Kim

Facsimile: (212) 446-4900

and

Sheppard, Mullin, Richter & Hampton LLP

333 South Hope Street, 43rd Floor

Los Angeles, CA 90071-1422

Attn: David H. Sands

Facsimile: (213) 443-2743

or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party.

(g) Business Days. If any time period for giving notice or taking action hereunder expires on a day that is not a business day, the time period shall automatically be extended to the business day immediately following such Saturday, Sunday or legal holiday.

(h) Governing Law. The corporate law of the State of Delaware shall govern all issues and questions concerning the relative rights of the Company and its stockholders. All other issues and questions concerning the construction, validity, interpretation and enforcement of this Agreement and the exhibits and schedules hereto shall be governed by, and construed in accordance with, the laws of the State of Delaware, without giving effect to any choice of law or conflict of law rules or provisions (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

(i) MUTUAL WAIVER OF JURY TRIAL. AS A SPECIFICALLY BARGAINED FOR INDUCEMENT FOR EACH OF THE PARTIES HERETO TO ENTER INTO THIS AGREEMENT (AFTER HAVING THE OPPORTUNITY TO CONSULT WITH COUNSEL), EACH PARTY HERETO EXPRESSLY WAIVES TO THE FULLEST EXTENT OF APPLICABLE LAW THE RIGHT TO TRIAL BY JURY IN ANY LAWSUIT OR PROCEEDING RELATING TO OR ARISING IN ANY WAY FROM THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY.

(j) CONSENT TO JURISDICTION AND SERVICE OF PROCESS. EACH OF THE PARTIES IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE OR ANY DELAWARE STATE COURT, FOR THE PURPOSES OF ANY SUIT, ACTION OR OTHER PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY RELATED AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY OR THEREBY. EACH OF THE PARTIES HERETO FURTHER AGREES THAT SERVICE OF ANY PROCESS, SUMMONS, NOTICE OR DOCUMENT BY U.S. REGISTERED MAIL TO SUCH PARTY’S RESPECTIVE ADDRESS SET FORTH HEREIN SHALL BE EFFECTIVE SERVICE OF PROCESS FOR ANY ACTION, SUIT OR PROCEEDING WITH RESPECT TO ANY MATTERS TO WHICH IT HAS SUBMITTED TO JURISDICTION IN THIS PARAGRAPH. EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY OBJECTION TO THE LAYING OF VENUE OF ANY ACTION, SUIT OR PROCEEDING ARISING OUT OF THIS AGREEMENT, ANY RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY IN THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE, AND HEREBY AND THEREBY FURTHER IRREVOCABLY AND UNCONDITIONALLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION, SUIT OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

(k) No Recourse. Notwithstanding anything to the contrary in this Agreement, the Company, LD Holdings and each holder of Registrable Securities agrees and acknowledges that no recourse under this Agreement or any documents or instruments delivered in connection with this Agreement, shall be had against any current or future director, officer, employee, general or limited partner or member of any holder of Registrable Securities or of any Affiliate or assignee thereof, whether by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on or otherwise be incurred by any current or future officer, agent or employee of any holder of Registrable Securities or any current or future member of any holder of Registrable Securities or any current or future director, officer, employee, partner or member of any holder of Registrable Securities or of any Affiliate or assignee thereof, as such for any obligation of any holder of Registrable Securities under this Agreement or any documents or instruments delivered in connection with this Agreement for any claim based on, in respect of or by reason of such obligations or their creation.

(l) Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

(m) No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction shall be applied against any party.

(n) Counterparts. This Agreement may be executed in multiple counterparts, any one of which need not contain the signature of more than one party, but all such counterparts taken together shall constitute one and the same agreement.

(o) Electronic Delivery. This Agreement, the agreements referred to herein, and each other agreement or instrument entered into in connection herewith or therewith or contemplated hereby or thereby, and any amendments hereto or thereto, to the extent executed and delivered by means of a photographic, photostatic, facsimile, PDF or similar reproduction of such signed writing using a facsimile machine or electronic mail shall be treated in all manner and respects as an original agreement or instrument and shall be considered to have the same binding legal effect as if it were the original signed version thereof delivered in person. At the request of any party hereto or to any such agreement or instrument, each other party hereto or thereto shall re-execute original forms thereof and deliver them to all other parties. No party hereto or to any such agreement or instrument shall raise the use of a facsimile machine or electronic mail to deliver a signature or the fact that any signature or agreement or instrument was transmitted or communicated through the use of a facsimile machine or electronic mail as a defense to the formation or enforceability of a contract and each such party forever waives any such defense.

(p) Further Assurances. In connection with this Agreement and the transactions contemplated hereby, each holder of Registrable Securities shall execute and deliver any additional documents and instruments and perform any additional acts that may be necessary or appropriate to effectuate and perform the provisions of this Agreement and the transactions contemplated hereby.

(q) No Inconsistent Agreements. The Company and LD Holdings shall not hereafter enter into any agreement with respect to their securities which is inconsistent with or violates the rights granted to the holders of Registrable Securities in this Agreement.

(r) Adjustments Affecting Registrable Securities. The Company shall not take any action, or permit any change to occur, with respect to its securities which would materially and adversely affect the ability of the holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement or which would materially and adversely affect the marketability of such Registrable Securities in any such registration (including, without limitation, effecting a stock split or a combination of shares).

*    *    *    *    *

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

loanDepot, Inc.

By:	/s/ Anthony Hsieh
Name: Anthony Hsieh
Title: Chief Executive Officer

LD Holdings Group LLC

By:	/s/ Anthony Hsieh
Name: Anthony Hsieh
Title: Chief Executive Officer

[Signature Page to Registration Rights Agreement]

Parthenon Investors:

Parthenon Investors III, L.P.

By:	PCap Partners III, LLC, its General Partner

By:	PCap III, LLC, its Managing Member

By:	PCP Managers, LLC, its Managing Member

By:	/s/ Joseph Taveira
Name: Joseph Taveira
Title: Chief Financial Officer

PCap Associates

By:	PCap Partners III, LLC, its General Partner

By:	PCap III, LLC, its Managing Member

By:	PCP Managers, LLC, its Managing Member

By:	/s/ Joseph Taveira
Name: Joseph Taveira
Title: Chief Financial Officer

Parthenon Capital Partners Fund, L.P.

By:	PCP Managers, LLC, its General Partner

By:	/s/ Joseph Taveira
Name: Joseph Taveira
Title: Chief Financial Officer

[Signature Page to Registration Rights Agreement]

Parthenon Capital Partners Fund II, L.P.

By:	PCP Managers, L.P. its General Partner

By:	PCP Managers, GP, LLC its General Partner

By:	/s/ Joseph Taveira
Name: Joseph Taveira
Title: Chief Financial Officer

PCP Managers, L.P.

By:	PCP Managers, LLC, its General Partner

By:	/s/ Joseph Taveira
Name: Joseph Taveira
Title: Chief Financial Officer

Parthenon Investors IV, L.P.

By:	PCP Partners IV, L.P., its General Partner

By:	PCP Managers, L.P. its General Partner

By:	PCP Managers GP, LLC, its General Partner

By:	/s/ Joseph Taveira
Name: Joseph Taveira
Title: Chief Financial Officer

[Signature Page to Registration Rights Agreement]

Hsieh Investors:

Anthony Hsieh, Trustee of The JLSSAA Trust, established September 4, 2014

/s/ Anthony Hsieh

JLSA, LLC

By:	/s/ Anthony Hsieh
Name:	Anthony Hsieh
Title:	Manager

Trilogy Mortgage Holdings, Inc.

By:	/s/ Anthony Hsieh
Name:	Anthony Hsieh
Title:	President

Trilogy Management Investors Six, LLC

By:	/s/ Anthony Hsieh
Name:	Anthony Hsieh
Title:	Manager

Trilogy Management Investors Seven, LLC

By:	/s/ Anthony Hsieh
Name:	Anthony Hsieh
Title:	Manager

Trilogy Management Investors Eight, LLC

By:	/s/ Anthony Hsieh
Name:	Anthony Hsieh
Title:	Manager

[Signature Page to Registration Rights Agreement]

SCHEDULE OF PARTHENON INVESTORS

Parthenon Investors III, L.P.

PCap Associates

Parthenon Capital Partners Fund, L.P.

Parthenon LoanDepot Partners, LP

PCP Managers, L.P.

c/o Parthenon Capital Partners

Four Embarcadero Center, Suite 3610

San Francisco, California 94111

Attn: Brian Golson, Managing Partner

Facsimile: (415) 913-3913

For Notices under Section 13(f), with a copy to:

Kirkland & Ellis LLP

2049 Century Park East

Los Angeles, CA 90067

Attn: Tana Ryan

Facsimile: (213) 680-8500

SCHEDULE OF HSIEH INVESTORS

Anthony Hsieh, Trustee of The JLSSAA Trust, established September 4, 2014

5 Oceancrest,

Newport Coast, CA 92657

Attn: Anthony Hsieh

JLSA, LLC

5 Oceancrest

Newport Coast, CA 92657

Attn: Anthony Hsieh

Trilogy Mortgage Holdings, Inc.

3355 Michelson Dr., Suite 300

Irvine, California 92612

Attn: Anthony Hsieh

Trilogy Management Investors Six, LLC

26642 Towne Centre Drive

Foothill Ranch, CA 92610

Attn: Anthony Hsieh

Trilogy Management Investors Seven, LLC

26642 Towne Centre Drive

Foothill Ranch, CA 92610

Attn: Anthony Hsieh

Trilogy Management Investors Eight, LLC

26642 Towne Centre Drive

Foothill Ranch, CA 92610

Attn: Anthony Hsieh

For Notices under Section 13(f), with a copy to:

Gibson Dunn & Crutcher LLP

333 South Grand Avenue

Los Angeles, California 90071

Attn: Kevin S. Masuda

Facsimile: (213) 229-7872

[Signature Page to Registration Rights Agreement]

EXHIBIT A

REGISTRATION RIGHTS AGREEMENT

JOINDER

The undersigned is executing and delivering this Joinder pursuant to the Registration Rights Agreement dated as of February 16, 2021 (as the same may hereafter be amended, the “Agreement”), among loanDepot, Inc., a Delaware corporation (the “Company”), LD Holdings Group LLC, a Delaware limited liability company, and the other parties thereto. Capitalized terms used herein but not otherwise defined shall have the meanings set forth in the Agreement.

By executing and delivering this Joinder to the Company, the undersigned hereby agrees to become a party to, to be bound by, and to comply with the provisions of the Agreement as a holder of [Parthenon Investor // Hsieh Investor // Executive // Other Investor] Registrable Securities in the same manner as if the undersigned were an original signatory to the Agreement, and the undersigned’s [____ Class A Shares] [and] [____ Holdco Units and corresponding number of Class B Shares or Class C Shares that may be exchanged for Class A Shares pursuant to the terms of the Holdings LLC Agreement, or Class D Shares] shall be included as [Parthenon Investor // Hsieh Investor // Other Investor] Registrable Securities under the Agreement.

*    *    *    *    *

A-1

IN WITNESS WHEREOF, the undersigned has executed this Joinder to the Registration Rights Agreement as of the date first written above.

[ ]

By:

Name:
Title:

Address:

Facsimile:

[Signature Page to Joinder to Registration Rights Agreement]

Agreed and Accepted as of

____________, ____.

loanDepot, Inc.

By:

Name:
Title:

LD Holdings Group LLC

By:

Name:
Title:

[Signature Page to Joinder to Registration Rights Agreement]